As filed with the Securities and Exchange Commission
                     on September 20, 1999
                                    Registration No.  333-
================================================================
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                   ____________________________

                             FORM S-3
                      REGISTRATION STATEMENT


                              Under
                    THE SECURITIES ACT OF 1933
                   ___________________________

                     PERMA-FIX ENVIRONMENTAL
                          SERVICES, INC.
        (Exact name of registrant as specified in charter)

          Delaware                               58-1954497
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)              Identification No.)

                    1940 Northwest 67th Place
                    Gainesville, Florida 32653
                          (352) 373-4200
       Address, including zip code, and telephone number,
         including area code, of registrant's principal
                        executive office)
                   ___________________________

                     DR. LOUIS F. CENTOFANTI
                      Chairman of the Board
              Perma-Fix Environmental Services, Inc.
                    1940 Northwest 67th Place
                 Gainesville, Florida  32606-1649
                          (352) 373-4200
    (Name, address, including zip code, and telephone number,
            including area code, of agent for service)
                   ___________________________
                             Copy to:

                   IRWIN H. STEINHORN, ESQUIRE
                      Conner & Winters, P.C.
                One Leadership Square, Suite 1700
                        211 North Robinson
                  Oklahoma City, Oklahoma  73102
                          (405) 272-5711

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-14513

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                 CALCULATION OF REGISTRATION FEE
=============================================================================
                                       Proposed       Proposed
                                        Maximum       Maximum
Title of Each Class        Amount      Offering      Aggregate    Amount of
of Securities to be        to be         Price        Offering   Registration
    Registered          Registered(1)  Per Unit(2)    Price(2)        Fee
_____________________________________________________________________________

Common Stock,            2,075,237      $1.5313      $3,177,811     $883.43
$.001 par value          Shares

=============================================================================

(1) The Registrant previously registered 7,450,000 shares of the Registrant's Common Stock ("Common Stock") in Registration No. 333-14513, which was declared effective on November 13, 1996. The number of shares registered hereunder represents an increase of 2,075,237 shares in the offering, from 7,450,000 shares to 9,525,237 shares. The additional 2,075,237 shares of Common Stock have been issued or are to be issued upon conversion of certain of the Registrant's Convertible Preferred Stock ("Convertible Preferred Stock") previously issued to RBB Bank Aktiengesellschaft ("RBB Bank") and in payment of accrued dividends thereon. Following various conversions by RBB Bank and redemptions by the Registrant, RBB Bank currently holds 1,769 shares of Convertible Preferred Stock which may be convertible into up to approximately 1,605,846 shares of Common Stock, assuming, among other things, that the average closing bid price of the Common Stock on the National Association of Securities Dealers Automated Quotation SmallCap market ("NASDAQ") for the five days prior to conversion is $1.4688 (being the closing price of the Common Stock on the NASDAQ as of September 15, 1999). RBB Bank currently holds an aggregate of 6,751,482 shares of Common Stock which it has received upon conversion of the Convertible Preferred Stock and in payment of accrued dividends thereon.

(2) Estimated in accordance with Rule 457 solely for the purposes of calculating the registration fee. Based upon the average of the high and low prices of $1.5938 and $1.4688 per share, respectively, determined as of the close of business on September 15, 1999.

                      EXPLANATORY STATEMENT

    This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $.001 per share (the "Common Stock") of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933 as amended (the "Securities Act") and pursuant to General Instruction IV to Form S-3. Pursuant to Rule 462(b), the contents of the Company's Registration Statement on Form S-3 (Reg. No. 333-14513), which was declared effective by the Securities and Exchange Commission (the "Commission") on November 13, 1996, including the exhibits, are incorporated by reference into this Registration Statement. Pursuant to Rule 429 under the Securities Act, the securities registered in Registration Number 333-14513 may be offered and sold together with the securities registered hereunder through the use of the combined prospectus included in Registration Number 333-14513.






                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida, on the 20th day of September, 1999.

                                      PERMA-FIX ENVIRONMENTAL
                                      SERVICES, INC.



                                      By: /s/ Louis F. Centofanti
                                         ____________________________________
                                         Dr. Louis F. Centofanti
                                         Chairman, President and
                                         Chief Executive Officer

                        POWER OF ATTORNEY
                        _________________

    KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Dr. Louis
F. Centofanti as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                Title                   Date
      _________                _____                   ____


/s/ Louis F. Centofanti
_______________________    Chairman of the        September 20, 1999
Dr. Louis F. Centofanti    Board of Directors,
                           President, and
                           Chief Executive
                           Officer
                           (Principal Executive
                           Officer)


/s/ Richard T. Kelecy
_______________________    Chief Financial        September 20, 1999
Richard T. Kelecy          Officer
                           (Principal Financial
                           and Accounting
                           Officer)


/s/ Mark A. Zwecker
_______________________    Director              September 20, 1999
Mark A. Zwecker


/s/ Steve Gorlin
_______________________    Director              September 20, 1999
Steve Gorlin


/s/ Jon Colin
______________________     Director              September 20, 1999
Jon Colin


/s/ Thomas P. Sullivan
______________________      Director             September 20, 1999
Thomas P. Sullivan

                          EXHIBIT INDEX


5.1    Opinion of Conner & Winters, A Professional Corporation

23.1   Consent of BDO Seidman, L.L.P.

23.2   Consent of Bovitz & Co., P.C.

23.3   Consent of Conner & Winters, A Professional Corporation
       (included in Exhibit 5.1)